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Exhibit 10.7
ANTIDILUTION RIGHTS AGREEMENT

THIS ANTIDILUTION RIGHTS AGREEMENT (this "Agreement"), dated as of April 17, 1996, is by and between TRANSMONTAIGNE OIL COMPANY, a Delaware corporation (the "Company"), and WATERWAGON & CO., Nominee for Merrill Lynch Growth Fund for Investment and Retirement ("Merrill Lynch").

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

Common Stock means the common stock of the Company, par value $,01 per share.

Percentage Ownership means the percentage of the outstanding shares of Common Stock (assuming the conversation into Common Stock of any outstanding shares of Convertible Securities but not including any Option Shares) owned by Merrill Lynch.

Original Percentage Ownership means 15.0%.

Specified Event means any issuance by the Company of any shares of Common Stock or any Convertible Security, other than Option Shares.

Convertible Security means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities of the Company directly or indirectly convertible into or exchangeable for Common Stock.

Option Shares means shares of Common Stock or a Convertible Security issuable but not yet issued by the Company under any stock option, equity incentive, stock bonus, stock purchase, employee benefit, profit sharing, 401(k), retirement or similar plan.

Exercise Price shall mean the lower of (i) the average of the last daily sale prices of the Common Stock (as reported by the Wall Street Journal) for the twenty (20) consecutive trading days commencing on the thirtieth trading day prior to the Specified Event Date, or (ii) the last daily sale price of the Common Stock (as reported in the Wall Street Journal) on the last trading day prior to the exercise of the

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Antidilution Rights; provided, however, that in the case of an underwritten public offering, Exercise Price shall mean the price of the Common Stock sold to the public in such offering, less the amount of any commission received by the underwriters.

Specified Event Date means the earliest of (i) the occurrence of a Specified Event, (ii) disclosure by the Company that it has executed and delivered a definitive agreement requiring that a Specified Event occur, subject only to normal closing conditions, or (iii) disclosure by the Company that it has reached an agreement-in-principle providing for, or is engaged in negotiation which it considers likely will result in an agreement-in-principle or agreement providing for, a Specified Event.

ARTICLE II

GRANT OF ANTIDILUTION RIGHTS

SECTION 2.1. Right to Acquire Additional Shares. Merrill Lynch shall have the option to acquire at the Exercise Price that number of shares of Common Stock (the "Additional Shares") which, after giving effect to the occurrence of the Specified Event and such acquisition, will restore the Percentage Ownership of Merrill Lynch to its Original Percentage Ownership. The Company represents and warrants that the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

SECTION 2.2. Notice of Issuance. The Company shall notify Merrill Lynch of the occurrence of a Specified Event not less than 15 days before such Specified Event; provided, however, that if the Specified Event is the exercise of an option to acquire Common Stock, the Company shall notify Merrill Lynch promptly after receiving notice of such exercise; provided, however, that the Company shall not be required to give notice more frequently than quarterly of any exercise during the previous quarter of an option to acquire fewer than 50,000 shares of Common Stock.

SECTION 2.3. Exercise of Antidilution Rights. The Antidilution Rights may be exercised during the 90 day period after a Specified Event has occurred; provided, that in the event that such ninetieth day is not a day on which the Company is open for business, the Antidilution Rights may be exercised until 5:00 p.m. on the next day thereafter that the Company is open for business. Merrill Lynch may exercise the Antidilution Rights by providing notice to the Company at the principal office of the Company, together with payment in full of

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the Exercise Price for all of the Additional Shares then being purchased (which may be by wire transfer to an account specified by the Company).

SECTION 2.4. Registration. If the Specified Event that gives rise to the issuance of Additional Shares to Merrill Lynch hereunder is a sale of Common Stock that is registered under the Securities Act of 1933 (except for sales registered under Forms S-8 or S-4 or other forms that would not be appropriate to register the issuance of the Additional Shares), then the Company shall use its best efforts to register the sale of the Additional Shares to Merrill Lynch in such registration. If the managing underwriter or underwriters of such registration advise the Company in writing that in its or their opinion the number of shares proposed to be sold in such registration exceeds the number which can be sold, or adversely affects the price at which the shares are to be sold in such offering, the Company will include in such registration only the number of shares which, in the opinion of such underwriter or underwriters can be sold in such offering without so affecting such price. The shares so included in such registration shall be apportioned (i) first, to the shares to be issued with respect to the Specified Event, (ii) second, to the Additional Shares, and
(iii) third, pro rata among other shares of Common Stock included in such registration, in each case according to the total number of shares of Common Stock requested for inclusion by said selling securityholders, or in such other proportions as shall mutually be agreed to among such selling securityholders.

SECTION 2.5. Unregistered Additional Shares. If the issuance of Additional Shares to Merrill Lynch hereunder is not registered, (i) the certificates for the Additional Shares will bear a legend indicating that they have not been registered and restricting their transfer except in accordance with applicable securities laws, and (ii) in its notice of exercise of its option to acquire Additional Shares, Merrill Lynch shall make investment representations to the Company in the following form:

The undersigned represents and warrants (a) that the undersigned has been furnished with all information that the undersigned has requested for the purpose of evaluating the proposed acquisition of Common Stock, (b) that the undersigned is an accredited investor, (c) that the undersigned is a resident of the state of New Jersey, and (d) that the undersigned will acquire the Common Stock to be purchased by the undersigned for the account of the undersigned and not with a view to or for sale in connection with any distribution in any manner that would violate applicable securities laws, but without prejudice to

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rights of the undersigned to dispose of the Common Stock to be purchased by the undersigned or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time the undersigned deems it advisable to do so. The acquisition of the Common Stock by the undersigned shall constitute confirmation by the undersigned of the foregoing representations and warranties. The undersigned understands that the Common Stock is being sold to the undersigned in a transaction which is exempt from the registration requirements of the Securities Act of 1933 and that the Company is relying, to the extent applicable, upon the representations and warranties contained herein.

SECTION 2.5. Stockholders Agreement Legend. All certificates for Additional Shares shall bear such restrictive legends as are required by the Stockholders Agreement dated May 10, 1995 between the Company and certain of its stockholders, including Merrill Lynch.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify in writing to the other for the purpose by notice to the party sending such communication. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile, when such message is transmitted to the number set forth on such signature pages or such other number as a party may specify in writing to the other or (ii) if given by any other means, the earlier of, (x) when delivered by hand to the address set forth on such signature pages or such other address as a party may specify in writing to the other or (y) five business days after the mailing of such notice by certified mail.

SECTION 3.2 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and
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understanding, and supersedes and terminates all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof.

SECTION 3.3 Waiver. Any party hereto may, without binding any other party, by written notice to another party (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement;
(b) waive compliance with any of the conditions or covenants of such other party contained in this Agreement; and (c) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. Neither the waiver by any party hereto of a breach of any provision hereof or any preceding or succeeding breach nor the failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder nor shall it be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

SECTION 3.4 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and by Merrill Lynch.

SECTION 3.5 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Merrill Lynch.

SECTION 3.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 3.7 Pronouns. Whenever the context may require any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

SECTION 3.8 Attorneys Fees. In the event of a dispute concerning the provisions of this Agreement which results in litigation, arbitration or other dispute resolution proceedings the parties agree that the legal fees and other expenses of the prevailing party shall be borne by the other, non-prevailing parties to the dispute.

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SECTION 3.9 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 3.10 Counterparts. This Agreement may be executed in any number of counterparts or separate number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company and Merrill Lynch have executed this Agreement as of the day and year first above written.

TRANSMONTAIGNE OIL COMPANY



By: /s/
Its:

Notices:
Cortlandt S. Dietler
Chief Executive Officer
P.O. Box 5660
Denver, CO 80127
Telephone No.: 303/595-3331
Facsimile No.: 303/595-0480

WATERWAGON & CO., Nominee for
Merrill Lynch Growth Fund for
Investment and Retirement



By: /s/

Notices:
c/o Merrill Lynch Asset Management
Attn:  Stephen Johnes
Equity Fund Management
800 Scudders Mill Road
Plainsboro, New Jersey  08536
Telephone No.: (609) 282-2611
Facsimile No.: (609) 282-1471